UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2005

                              VISUAL FRONTIER, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

        DELAWARE                        000-50310               33-0883404
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

        7F, NO. 50 CHIUAM ROAD, SHIN-DIEN CITY,
                TAIPEI HSIEN, TAIWAN ROC                    N/A
        ----------------------------------------          ----------
        (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 886-2-6629-9233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On January 20, 2005, each of Sam Tseng, Pascal Chu and Lin-Rong Chu resigned as directors of Visual Frontier, Inc. (the "Company"), effective on such date. There were no disagreements between either of Sam Tseng, Pascal Chu or Lin-Rong Chu, as the case may be, and the Company on any matter relating to the Company's operations, policies or practices which resulted in such director's resignation.

      On January 20, 2005, the Board of Directors of the Company elected Chao-Hsin Wen to the Board. There were no arrangements or understandings between Mr. Wen and any person pursuant to which Mr. Wen was selected as a director of the Company. The Company does not currently have any committees of its Board of Directors on which Mr. Wen or any other director of the Company serves. Messrs. Sam Tseng and Pascal Chu have agreed to transfer to Mr. Wen 1,800,000 shares of the Company's common stock previously held by them. Other than the acquisition of these shares, during the last two years, there has not been any transaction, or proposed transaction, to which the Company was or is to be a party, in which Mr. Wen and/or any member of his immediate family had or is to have a direct or indirect material interest. The Board of Directors of the Company is currently considering additional people to elect to its Board of Directors.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VISUAL FRONTIER, INC.


                                       By: /s/ Moreal Chu
                                           -------------------------------------
                                           Name:  Moreal Chu
                                           Title: Chief Executive Officer and
                                                  President

Dated:  January 25, 2005


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